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                                                                     EXHIBIT 4.1

 NUMBER                       [CHOICE ONE LOGO]             SHARES
                         CHOICE ONE COMMUNICATIONS INC.
 COMMON STOCK                                               CUSIP  17038P
 PAR VALUE $ .01           Incorporated Under the           SEE REVERSE FOR
                         Laws of the State of Delaware      CERTAIN DEFINITIONS






         This CERTIFIES that




         is the owner of

          FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

Choice One Communications Inc., transferable on the books of the Corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Delaware, and to the Certificate of Incorporation and the Bylaws of the Corporation, as now or hereafter amended. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar

        WITNESS the facsimile seal of the Corporation and the facsimile signature of its duly authorized officers.


Dated:
   [/s/ Kim Robert Scovill]                  [/s/ Steve M. Dubnik]
   Secretary and Vice President              Chairman and Chief Executive
                                             Officer

Countersigned and Registered
     First Union National Bank
                              Transfer Agent and Registrar

By:


                              Authorized Office